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                                                                    EXHIBIT 5.1

                       AKERMAN SENTERFITT & EIDSON, P.A.
                           ONE SOUTHEAST THIRD AVENUE
                                MIAMI, FL 33131
                                 (305) 374-5600

                                 March 22, 1999



Republic Services, Inc.
110 S.E. Sixth Street
Fort Lauderdale, FL 33301

Gentlemen:

         Republic Services, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (Registration No. 333-73259) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by Republic Industries, Inc. (the "Selling Stockholder"), of up to 112,162,500 shares (the "Shares") of the Company's Class A Common Stock, $0.01 par value per share. We have acted as counsel to the Company and the Selling Stockholder in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (i) the Company's Amended and Restated Certificate of Incorporation, and the Company's Amended and Restated Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the registration of the Shares to be sold by the Selling Stockholder and related matters; (iii) resolutions of the Selling Stockholder authorizing the sale of the Shares and related matters; (iv) the Registration Statement and schedules and exhibits thereto; and (v) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinion expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and the Selling Stockholder and upon documents, records and instruments furnished to us by the Company and the Selling Stockholder, without independently verifying the accuracy of such certificates, documents, records or instruments.


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         Based upon the foregoing examination, and subject to qualifications set forth below, we are of the opinion that the Shares have been duly authorized and validly issued, fully paid and non-assessable.

         Although we have acted as counsel to the Company and the Selling Stockholder in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company and/or the Selling Stockholder in which we have not been consulted and have not represented the Company and/or the Selling Stockholder. We express no opinion as to laws of any jurisdiction other than the General Corporation Law of the State of Delaware and laws of the State of Florida. The opinions expressed herein concern only the effect of the General Corporation Law of the State of Delaware and of the laws (excluding the principles of conflict of laws) of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                         Sincerely,

                                         AKERMAN, SENTERFITT & EDISON, P.A.

                                         /s/ Akerman, Senterfitt & Eidson, P.A.